================================================================================

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to 14a-11(c) or 14a-12

                              NCS HEALTHCARE, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        KEVIN B. SHAW, PRESIDENT, CHIEF EXECUTIVE OFFICER AND SECRETARY
                    (NAME OF PERSON FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:
                 Not Applicable

     (2) Aggregate number of securities to which transaction applies:
                 Not Applicable

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11*
                 Not Applicable

     (4) Proposed maximum aggregate value of transaction:
                 Not Applicable

     (5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:
------------------
*Set forth the amount on which the filing fee is calculated and state how it was determined.

================================================================================

                            [NCS HEALTHCARE LOGO]

October 18, 1996

Dear Stockholder:

     You are cordially invited to attend the 1996 Annual Meeting of Stockholders of NCS HealthCare, Inc. to be held Monday, November 11, 1996 at eleven o'clock a.m. at the Renaissance Cleveland Hotel, 24 Public Square, Cleveland, Ohio.

     You will consider and vote upon the election of the Company's Board of Directors. In addition, there will be a discussion of the Company's activities and a progress report on our first quarter, which ended on September 30.

     Whether or not you plan to attend the Annual Meeting in person, it is important that your shares are represented. Therefore, please complete, sign, date and promptly return the enclosed proxy card in the accompanying envelope. You are, of course, welcome to attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

     On behalf of the Board of Directors and management of NCS HealthCare, Inc., we would like to thank you for your continued support and confidence.

                     Sincerely yours,

                     /s/ Jon H. Outcalt           /s/ Kevin B. Shaw

                     Jon H. Outcalt               Kevin B. Shaw
                     Chairman                     President and Chief Executive
                                                  Officer

                              NCS HEALTHCARE, INC.
                            3201 Enterprise Parkway
                             Cleveland, Ohio 44122

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD MONDAY, NOVEMBER 11, 1996

     The 1996 Annual Meeting of Stockholders of NCS HealthCare, Inc. ("NCS" or the "Company"), a Delaware corporation, will be held Monday, November 11, 1996 at 11:00 a.m., Cleveland, Ohio local time, at the Renaissance Cleveland Hotel, 24 Public Square, Cleveland, Ohio. Doors to the meeting will be open at 10:00 a.m.

     The meeting will be conducted:

          1. To consider and to vote upon the election of James B. Naylor, Phyllis K. Wilson and A. Malachi Mixon III as Class I Directors to serve until the Annual Meeting of Stockholders to be held in 1999 or until the election and qualification of their successors;

          2. To consider and act upon such other matters as may properly come before the meeting or any and all postponements or adjournments thereof.

     Only stockholders of record at the close of business on October 14, 1996 will be entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

                                          Kevin B. Shaw
                                          President and Chief Executive Officer
October 18, 1996







        EACH STOCKHOLDER IS REQUESTED TO EXECUTE AND PROMPTLY RETURN THE
             ENCLOSED PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE.

                              NCS HEALTHCARE, INC.

                            ------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                      To be held Monday, November 11, 1996
                      Mailed on or about October 18, 1996

                                  INTRODUCTION

     This Proxy Statement (the "Proxy Statement") is being furnished to stockholders of NCS Healthcare, Inc., a Delaware corporation ("NCS" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board" or the "Board of Directors") from holders of record of the Company's outstanding shares of Class A Common Stock, $.01 par value (the "Class A Stock"), and Class B Common Stock, $.01 par value (the "Class B Stock") (the Class A Stock and Class B Stock collectively referred to as the "Common Stock") as of the close of business on October 14, 1996 (the "Annual Meeting Record Date") for use at the 1996 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held Monday, November 11, 1996, at 11:00 a.m. local time at the Renaissance Cleveland Hotel, 24 Public Square, Cleveland, Ohio and at any adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about October 18, 1996. The headquarters and principal executive offices of the Company are located at 3201 Enterprise Parkway, Cleveland, Ohio 44122.

     Proxies will be solicited by mail, telephone or other means of communication. Solicitation also may be made by Directors, officers and other employees of the Company not specifically employed for this purpose. The Company will reimburse brokerage firms, custodians, nominees and fiduciaries in accordance with the rules of the National Association of Securities Dealers, Inc., for reasonable expenses incurred by them in forwarding materials to the beneficial owners of shares. The entire cost of solicitation will be borne by the Company.

                      VOTING RIGHTS AND PROXY INFORMATION

     Only holders of record of Common Stock as of the close of business on the Annual Meeting Record Date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Holders of Class A Stock are entitled to one vote per share on any matter which may properly come before the Annual Meeting, and holders of Class B Stock are entitled to ten votes per share on any such matters. Except as otherwise provided by the Company's Certificate of Incorporation or required by law, holders of Class A Stock and Class B Stock will at all times vote on all matters (including the election of Directors) together as one class. The presence, either in person or by properly executed and delivered proxy, of the holders of a majority of the voting power of the Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting and to permit action to be taken by the stockholders at such meeting. Under Delaware law,

Common Stock represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

     A plurality of the votes present in person or represented by proxy at the Annual Meeting is required to elect the nominees for Director. "Plurality" means that the individuals who receive the largest number of votes cast are elected as Directors up to the maximum number of Directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker non-vote, or otherwise) will have no impact on the election of Directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes.

     Unless otherwise provided by law or the Company's Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of the Common Stock entitled to vote on such a matter and present in person or represented by proxy at the Annual Meeting is required to approve all other questions and matters properly brought before the Annual Meeting. Abstentions as to all such questions and matters will have the same effect as votes against such matters. Broker non-votes, however, will be treated as not voted for purposes of determining approval of such questions and matters and will not be counted as votes for or against such questions and matters.

     As of October 14, 1996, there were 9,815,409 shares of Class A Stock and 6,299,590 Class B Stock outstanding and entitled to vote at the Annual Meeting. All Common Stock of the Company that is represented at the Annual Meeting by properly executed and delivered proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted for the nominees recommended by the Board.

     In the event that a quorum is not present at the time the Annual Meeting is convened or if for any other reason the Company believes that additional time should be allowed for the solicitation of proxies, the Company may adjourn the Annual Meeting with or without a vote of the stockholders. If the Company proposes to adjourn the Annual Meeting by a vote of the stockholders, the persons named in the enclosed form of proxy will vote all Common Stock for which they have voting authority in favor of such adjournment.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with National City Bank, in its capacity as transfer agent for the Company (the "Transfer Agent"), at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same Common Stock and delivering it to the Transfer Agent at or before the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to National City Bank, Corporate Trust Administration, 629 Euclid Avenue, Room 635, Cleveland, Ohio 44114, Attention: Mr. J. Dean Presson.

              STOCK OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

     The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of September 27, 1996 by (i) each person known by the Company to be the beneficial owner of more than 5% of any class of Common Stock, (ii) each Director, (iii) each Named Executive Officer and (iv) all Directors and executive officers as a group.

                                                    CLASS A STOCK                CLASS B STOCK
                                                  BENEFICIALLY OWNED         BENEFICIALLY OWNED(1)
                                                ----------------------      ------------------------
NAME (2)                                         NUMBER         PERCENT       NUMBER          PERCENT
--------                                        -------        -------      ---------        -------
Jon H. Outcalt...............................    31,729            *%       3,476,086(3)       55.2%
Kevin B. Shaw................................     7,330            *        1,141,134(4)       18.1
Phyllis K. Wilson............................     1,782            *          182,899           2.9
Jeffrey R. Steinhilber.......................     1,782            *           63,516(5)        1.0
William B. Byrum.............................    45,142(6)         *               --            --
A. Malachi Mixon III.........................    35,650            *           92,185           1.5
James B. Naylor..............................        --           --          368,005           5.8
Richard L. Osborne...........................     4,201            *          132,146(7)        2.1
Boake A. Sells...............................    14,260            *           92,185           1.5
All Directors and executive
  officers as a group (10 persons)(8)........   146,761          1.4        5,548,155          87.0

---------------

* Less than one percent.

(1) Each share of Class B Stock carries ten votes per share and is convertible at any time into one share of Class A Stock.

(2) The address of each beneficial owner is c/o NCS HealthCare, Inc., 3201 Enterprise Parkway, Cleveland, Ohio 44122.

(3) Owned of record by the Jon H. Outcalt Trust.

(4) Includes 184,370 shares of Class B Stock held by a limited partnership of which Mr. Shaw is the sole general partner.

(5) Includes options, exercisable within 60 days of the Annual Meeting Record Date, to purchase 47,382 shares of Class B Stock.

(6) Includes 43,142 shares of Class A Stock issuable upon the conversion of an 8 1/2% Convertible Subordinated Debenture.

(7) Includes options, exercisable within 60 days of the Annual Meeting Record Date, to purchase 30,743 shares of Class B Stock.

(8) Includes options, exercisable within 60 days of the Annual Meeting Record Date, to purchase 2,304 shares of Class A Stock and 78,125 shares of Class B Stock in addition to 43,142 shares of Class A Stock issuable upon the conversion of an 8 1/2% Convertible Subordinated Debenture.


                             ELECTION OF DIRECTORS

     The Board of Directors of the Company is comprised of seven Directors. The Company presently has three classes of Directors. The Board has nominated and recommends the reelection of Messrs. Naylor and Mixon and Ms. Wilson as "Class I Directors" for a three-year term expiring at the Annual Meeting of Stockholders to be held in 1999. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR Messrs. Naylor and Mixon and Ms. Wilson.

     If elected, Messrs. Naylor and Mixon and Ms. Wilson have consented to serve as Directors of the Company for the three-year term or until their respective successors are elected and qualified. Further information with respect to each nominee is set forth below in the section entitled "NOMINEES FOR CLASS I DIRECTOR." Although it is not contemplated that any nominee will be unable to serve as a Director, in such event, the proxies will be voted by the proxy holders for such other person or persons as may be designated by the present Board of Directors.

NOMINEES FOR CLASS I DIRECTOR         James B. Naylor has been the President of
                                      Federal Process Corporation, a
James B. Naylor                       manufacturer and distributor of
  Director since 1986                 industrial products, since July 1993.
  Member of the Audit Committee of    From August 1986 to October 1995, Mr.
    the Board of Directors            Naylor was Executive Vice President of
  Age: 42                             the Company's predecessor and from
                                      November 1986 to July 1995, he was Vice
                                      President of Modern Pharmacy Consultants.
                                      He was formerly with Booz, Allen &
                                      Hamilton, Inc. and with Invacare
                                      Corporation, a leading worldwide
                                      manufacturer and distributor of home
                                      health care products.


A. Malachi Mixon III                  A. Malachi Mixon III has been President
  Director since 1994                 and Chief Executive Officer and a
  Member of the Audit and             Director of Invacare Corporation since
    Compensation Committees           1979 and, since 1983, its Chairman of the
    of the Board of Directors         Board. Invacare Corporation is a leading
  Age: 56                             world wide manufacturer and distributor
                                      of home health care products. He serves
                                      as a Director of Lamson & Sessions Co., a supplier of engineered thermoplastic products, and Sherwin-Williams Company, a producer and distributor of coatings and related products, and as a Trustee of The
                                      Cleveland Clinic Foundation, one of the
                                      world's leading health care institutions.


Phyllis K. Wilson                     Phyllis K. Wilson is the founder of NCS's
  Executive Vice President            Columbus, Ohio operation and heads the
  Director since 1993                 corporate and support functions of the
  Age: 55                             Company. From 1989 to June 1995, she was
                                      responsible for corporate development and oversaw the Company's Ohio and Michigan operations. She is past President of the Ohio State Board of Pharmacy and served on the Board from 1977 to 1985. Ms.
                                      Wilson is a founding member of the
                                      American Society of Consultant
                                      Pharmacists.

DIRECTORS CONTINUING IN OFFICE

Boake A. Sells                       Boake A. Sells has been a self-employed
  Director since 1993                private investor since June 1992. He was
  Term as Class II Director          Chairman of the Board, President and
    expires 1997                     Chief Executive Officer of Revco D.S.,
  Member of the Audit and            Inc. from September 1987 to June 1992,
    Compensation Committees          and was formerly President and Chief
    of the Board of Directors        Operating Officer of Dayton Hudson
  Age: 59                            Corporation and President and Chief
                                     Operating Officer of Cole National
                                     Corporation. Mr. Sells is a Director of
                                     Harrah's Entertainment, Inc., a leading
                                     casino gaming company.


Kevin B. Shaw                        Kevin B. Shaw is a founding principal of
  President, Chief Executive         NCS. Prior to joining the Company, he was
    Officer and Secretary            employed by McKinsey & Company and Owens
  Director since 1986                Corning Fiberglas.
  Term as Class II Director
    expires 1997
  Age: 39



Richard L. Osborne                   Richard L. Osborne has served as the
  Director since 1986                Executive Dean of the Weatherhead School
  Term as Class III Director         of Management, Case Western Reserve
    expires 1998                     University, Cleveland, Ohio, since 1971.
  Member of the Compensation         Mr. Osborne serves on the Board of
    Committee of the Board           Directors of Capitol American Financial
    of Directors                     Corporation, a specialty insurance
  Age: 58                            provider, Myers Industries, Inc., a
                                     manufacturer of plastic and rubber parts for the automotive and other industries, Handex Corporation, a provider of environmental remediation and computer services, and Ohio Savings Financial
                                     Corporation, a savings and loan holding
                                     company.


Jon H. Outcalt                       Jon H. Outcalt, is a founding principal
  Chairman of the Board              of NCS. He was a Senior Vice President of
  Director since 1986                Alliance Capital Management L.P., a
  Term as Class III Director         global investment management company,
    expires 1998                     from 1975 to December 1995. Mr. Outcalt
  Age: 60                            serves on the Board of Directors of
                                     Capitol American Financial Corporation, a specialty insurance provider, Myers
                                     Industries, Inc., a manufacturer of
                                     plastic and rubber parts for the
                                     automotive and other industries, and Ohio
                                     Savings Financial Corporation, a savings and loan holding company.



     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE FOREGOING NOMINEES AS DIRECTORS OF THE COMPANY.

               THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     Presently, the Board is comprised of seven members, four of whom are not officers or employees of the Company. During fiscal year ended June 30, 1996, the Board met twice and acted by unanimous written consent nine times. Each director attended all of the meetings, except for Mr. Naylor who was absent from one meeting.

     The Board has two standing committees: (i) Audit and (ii) Compensation. The Audit and Compensation Committees were created on February 5, 1996 in connection with the Company's initial public offering. The members of each committee are appointed by the Board of Directors and serve at its discretion. A majority of each of the committees constitutes a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, are acts of any of the respective committees. The Company does not have a standing nominating committee or a committee performing similar functions.

     During the fiscal year ended June 30, 1996, the members of the Audit Committee were A. Malachi Mixon III, James B. Naylor and Boake A Sells, none of whom was an officer or employee of the Company or any of its subsidiaries. The Audit Committee has general responsibility for supervision of the financial controls as well as accounting and audit activities of the Company. The Audit Committee annually reviews the qualifications of the Company's independent certified public accountants, makes recommendations to the Board of Directors concerning the selection of the accountants and reviews the planning, fees and results of such accountants' audits. The Audit Committee did not meet during the fiscal year ended June 30, 1996.

     During the fiscal year ended June 30, 1996, the members of the Compensation Committee were A. Malachi Mixon III, Richard L. Osborne and Boake A. Sells, none of whom was an officer or employee of the Company or any of its subsidiaries. The Compensation Committee has the authority to (i) administer the Company's stock option plans, including the selection of optionees and the timing of option grants, and (ii) review and monitor key employee compensation and benefits policies and administer the Company's management compensation plans. The Compensation Committee met once in fiscal year ended June 30, 1996.

                           COMPENSATION OF DIRECTORS

     The Company endeavors to maintain a mutuality of interest between its Directors and the stockholders of the Company. Hence, it has required all of its Directors to purchase Common Stock and has compensated its Directors, who are not also key employees, solely by granting options to purchase shares of Class B Stock. No Director fees have been paid and the Company does not anticipate paying Director fees in the foreseeable future.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

     The table below sets forth certain information with respect to compensation paid or accrued by the Company during the fiscal years ended June 30, 1995 and 1996, to the Company's Chief Executive Officer and to the other executive officers of the Company whose annual salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                                                    AWARDS
                                                               ANNUAL            ------------
                                                           COMPENSATION(1)        SECURITIES
                                              FISCAL    ---------------------     UNDERLYING        ALL OTHER
                                               YEAR     SALARY($)    BONUS($)     OPTIONS(#)     COMPENSATION($)
                                              ------    ---------    --------    ------------    ---------------
Kevin B. Shaw...............................   1996     $ 140,000    $ 32,000        10,000(2)       $ 4,787(3)
President and Chief Executive Officer          1995       129,000     136,000            --            5,840(3)
Jon H. Outcalt..............................   1996       100,000          --         7,500(2)            --
Chairman                                       1995            --          --            --               --
Phyllis K. Wilson...........................   1996       138,200      20,000         5,000(2)        49,849(4)
Executive Vice President                       1995       138,200      60,000            --           50,430(4)
Jeffrey R. Steinhilber......................   1996       130,000      28,000        22,540(2)         1,322(5)
Senior Vice President and Chief Financial      1995       125,000      40,000       118,457(6)            --
  Officer
William B. Byrum(7).........................   1996       112,500      64,250         1,000(2)           467(5)
Vice President -- Corporate Development        1995            --          --            --               --

---------------

(1) No Named Executive Officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of such individual's salary plus annual bonus.

(2) Represents shares of Class A Stock.

(3) Includes, for fiscal year ended June 30, 1996 and fiscal year ended June 30, 1995, respectively, (i) $2,938 and $3,992 paid by the Company for the payment of premiums on life insurance policies and (ii) $1,849 and $1,848 contributed by NCS to its 401(k) Plan on behalf of Mr. Shaw. The Company currently matches each participating employee's contributions to the 401(k) to the extent of 20% of the first 10% of the participant's salary reduction, up to the maximum allowable under the Internal Revenue Code.

(4) Includes, for fiscal year ended June 30, 1996 and fiscal year ended June 30, 1995, respectively, (i) $48,000 and $48,582 in premiums used to fund deferred compensation to be paid to Ms. Wilson pursuant to the terms of a Deferred Compensation Agreement and (ii) $1,849 and $1,848 contributed by the Company to its 401(k) Plan on behalf of Ms. Wilson.

(5) Represents amounts contributed by NCS to its 401(k) Plan on behalf of the employee.

(6) Represents shares of Class B Stock.

(7) Mr. Byrum joined the Company on September 1, 1995.


OPTION GRANTS

     The following table sets forth certain information relating to grants of stock options made during the fiscal year ended June 30, 1996 to the Named Executive Officers. Such grants are reflected in the Summary Compensation Table above.

                                                 INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                            -----------------------------------------------------------      VALUE AT ASSUMED
                                           PERCENTAGE OF                                     ANNUAL RATES OF
                                               TOTAL                                           STOCK PRICE
                            NUMBER OF         OPTIONS                                        APPRECIATION FOR
                            SECURITIES       GRANTED TO       EXERCISE OR                      OPTION TERM
                            UNDERLYING      EMPLOYEES IN      BASE PRICE     EXPIRATION    --------------------
           NAME              OPTIONS        FISCAL YEAR       (PER SHARE)       DATE          5%         10%
           ----             ----------    ----------------    -----------    ----------    --------    --------
Kevin B. Shaw.............    10,000            11.9%           $ 16.50        2/13/01     $ 45,586    $100,734
Jon H. Outcalt............     7,500             8.9              16.50        2/13/01       34,189      75,551
Phyllis K. Wilson.........     5,000             5.9              16.50        2/13/01       22,793      50,367
Jeffrey R. Steinhilber....    22,540            26.8              16.50        2/13/02      126,485     286,951
William B. Byrum..........     1,000             1.2              16.50        2/13/01        4,559      10,073

1996 LONG TERM INCENTIVE PLAN

     In December 1995, the Board of Directors adopted the 1996 Long Term Incentive Plan (the "1996 Long Term Incentive Plan" or the "Plan"). The stockholders of the Company adopted the Plan in January 1996. An aggregate of 700,000 shares of Class A Stock are subject to the 1996 Long Term Incentive Plan, subject to appropriate adjustment in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, share exchange, consolidation, substantial distribution of assets or any other change in the corporate structure or capital stock of the Company.

     Purpose. The purpose of the Plan is to promote the long-term growth and profitability of the Company by providing officers and other key employees of the Company with incentives to improve stockholder value and contribute to the Company's success. The Plan was also adopted to enable the Company to attract, retain and reward the best available persons for positions of substantial responsibility.

     Awards. The Plan provides for the granting of "incentive stock options" ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options and restricted or unrestricted share awards. During the calendar year in which any ISO granted under the Plan first becomes exercisable by a participant, the aggregate fair market value of the shares of Class A Stock which are subject to the ISO (determined as of the date the ISO was granted) may not exceed $100,000. If any ISO grant exceeds the $100,000 limitation, then the excess portion of the ISO shall become exercisable in the next or succeeding calendar year in which its exercisability would not violate the $100,000 limitation. Options which are not designated as an ISO will not be subject to the limitation and will not be counted when applying such limitation.

     With respect to restricted and unrestricted share awards, the Committee determines the number of shares to be awarded and the restrictions, if any, on the shares. Restricted shares may be issued following the lapse of the restrictions or at the time of the award, in which case the participant has all rights of a stockholder, including the right to vote the shares and receive dividends. Moreover, the Committee may shorten the period of any restriction. Prior to the lapse of the restrictions, restricted shares may not be transferred other than by the applicable laws of descent and distribution.

     Administration. The Plan is administered by the Compensation Committee as designated by the Board of Directors (the "Committee"). Current members of the Committee are A. Malachi Mixon III, Richard L. Osborne and Boake A Sells. No member of the Committee is an employee of the Company. No member is eligible to receive awards under the Plan. Subject to the limitations set forth in the Plan, the Committee is authorized: (i) to select the officers and key employees to whom options may be granted, (ii) to determine the form, substance, and conditions or restrictions, if any, of grants made under the Plan to each participant, (iii) to determine the time when options will be granted, (iv) to determine the option price of shares of Class A Stock subject to an option, (v) to determine the time at which each option may be exercised, (vi) to adopt, amend and rescind such rules and regulations as, in the Committee's opinion, may be advisable in the administration of the Plan, and (vii) to construe and interpret the Plan. In exercising its authority under the Plan, the Compensation Committee intends to condition the exercise of stock options on the satisfaction of both specified performance criteria (generally, a percentage increase in the Class A Stock price from the date of grant) and specified service requirements. Options are not transferable other than pursuant to the laws of descent and distribution.

     Duration. By its terms, the Plan will expire on December 26, 2005. All options outstanding at the time of termination of the Plan will continue in full force and effect in accordance with and subject to their terms. In the event of a change of control of the Company, options granted by the Committee may, as determined by the terms of the Plan, either become fully exercisable or the participants may receive cash or certain other consideration.

     Eligibility. Participation in the Plan is limited to officers and key employees of the Company (including Directors who are officers of the Company) selected by the Committee.

     Exercise Price and Annual Limitations. The exercise price per share may not be less than the fair market value of the Class A Stock on the date the option is granted. The exercise price of any ISO granted to a participant owning more than 10% of the total voting power of the Company shall not be less than 110% of the fair market value of a share of Class A Stock on the grant date. Options may be exercised by giving written notice to the Company of the exercise of the option accompanied by full payment of the purchase price either in cash or, with the consent of the Committee, in shares of Class A Stock having a fair market value equal to that portion of the purchase price for which payment in cash is not made. The Compensation Committee has authority to establish and to eliminate restrictions on exercise. Options granted under the Plan will generally expire upon the termination of an employee's employment other than by reason of an employee's death, disability or retirement or the termination of such employment by the Company other than for cause. The maximum term of options awarded under the Plan is ten years from the date of grant.

     Income Tax Treatment. Generally, there are no federal income tax consequences to the recipient of incentive stock options or the Company either at the time of grant or at the time of exercise of such options, except that the excess of the fair market value of shares acquired on exercise of incentive stock options over the option price is an item of tax preference that may be subject to the alternative minimum tax. Nonqualified stock options issued under the Plan do not result in any taxable income to the optionee or deduction to the Company at the time they are granted. Unlike an incentive stock option, the holder of a nonqualified stock option is deemed to have received compensation, taxable as ordinary income, at the time of exercise of the option equal to the difference between the fair market value of the shares at the time of exercise and the option price, and the Company is at the same time entitled to a tax deduction of a like amount.

     In January 1996, the Compensation Committee of the Board of Directors granted nonqualified and incentive stock options to 26 employees of the Company under the 1996 Long Term Incentive Plan for an aggregate of 84,040 shares of Class A Common Stock, effective as of February 13, 1996.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table provides certain information concerning the number of securities underlying unexercised stock options held by each of the Named Executive Officers as of the fiscal year ended June 30, 1996. This table assumes the conversion into Class A Stock of all shares of Class B Stock issuable upon the exercise of certain options.

                                                       NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS AT
                         STOCK                       OPTIONS AT JUNE 30, 1996               JUNE 30, 1996
                      ACQUIRED ON      VALUE       ----------------------------    -------------------------------
        NAME           EXERCISE       REALIZED     EXERCISABLE    UNEXERCISABLE    EXERCISABLE(1)    UNEXERCISABLE
        ----          -----------    ----------    -----------    -------------    --------------    -------------
Kevin B. Shaw.......         --              --           --          10,000                 --        $ 137,500
Jon H. Outcalt......         --              --           --           7,500                 --          103,125
Phyllis K. Wilson...    281,917      $1,866,291           --           5,000                 --           68,750
Jeffrey R.
  Steinhilber.......         --              --       47,383          93,614         $1,140,035        2,019,965
William B. Byrum....         --              --           --           1,000                 --           13,750

---------------

(1) Represents the total gain which would be realized if all in-the-money options beneficially held at June 30, 1996 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and $30.25, the closing price for the Company's Class A Stock as reported by the Nasdaq National Market at June 28, 1996.


EMPLOYMENT AGREEMENT

     The Company is party to an employment agreement with William B. Byrum, dated September 1, 1995, pursuant to which Mr. Byrum is employed by the Company as Vice President -- Corporate Development. The agreement provides for a term of five years and an annual salary subject to increase at the discretion of the Company. The agreement provides for a bonus to be paid to Mr. Byrum. In addition, the agreement contains certain non-compete, non-disclosure and non-interference provisions applicable to Mr. Byrum.

                              CERTAIN TRANSACTIONS

     The Company leases its Hilliard, Ohio facility from PR Realty, a partnership of which Phyllis K. Wilson is Managing Partner. The lease is in the fourth year of a five-year lease at an annual rate of $255,750. The lease provides for one five-year renewal at the same rate. The Company believes that this lease is on terms comparable to those which could be obtained from an unrelated third party.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Compensation Committee (the "Committee") of the Company's Board of Directors. The Committee is comprised of Messrs. Mixon, Osborne and Sells, none of whom is an officer or employee of the Company.

     The Committee's philosophy regarding the compensation of its executive officers is (i) to provide a competitive total compensation package that enables the Company to attract and retain qualified executives; (ii) to provide executives with incentive bonuses linked to Company and individual performance; and (iii) to provide executive officers with a significant equity stake in the Company through stock options or other equity incentives.

     Base salaries for all executive officers in fiscal 1996 were determined with reference to the experience of the executive together with comparisons of salaries paid by companies in the same and related industries. The Committee believes that there is little comparative compensation data available bearing on the compensation of its executives, since there are very few public companies, including those listed in the S&P Health Care Sector Index, in the same lines of business as the Company that are comparable in size to the Company. Base salaries for all executive officers for fiscal 1996, other than Mr. Shaw, were established by the Committee based on recommendations by Mr. Shaw. Generally, base salaries for these executive officers increased modestly over fiscal 1995 based on the Company's continued increase in earnings. Executive officers were eligible to receive cash bonuses for fiscal 1996 with bonus levels established based on each executive's function and level of responsibility.

     The Committee believes that the interests of executives most responsible for the management and growth of the Company should be closely aligned with the long-term interests of the Company's stockholders. As a consequence, during fiscal 1996, the Committee granted stock options in connection with the Company's initial public offering. In determining the number of options awarded to an individual executive, the Committee generally establishes a level of award based upon the position of the individual and his or her level of responsibility. During the 1996 fiscal year, the Company awarded options to purchase an aggregate of 66,040 shares of Class A Stock to the Named Executive Officers. All of the stock options vest (i) over time and (ii) only if the trading price of the Company's Class A Stock reaches certain targeted levels.

     The compensation arrangements for Mr. Shaw are determined based on the Committee's subjective assessment of his performance, measured by the Company's overall financial performance and the Committee's assessment of his contributions to achieving strategic objectives during the year. In assessing Mr. Shaw's contributions, the Committee took into account the fact that the Company (i) achieved its highest level of revenues and net income during fiscal 1996, (ii) successfully completed an initial public offering, and (iii) acquired seven institutional pharmacies.

     Section 162(m) of the Internal Revenue Code prohibits a deduction to any publicly held corporation for compensation paid to a "covered employee" in any year in excess of $1 million. A covered employee is generally one of the Named Executive Officers. The Committee does not expect the deductibility of any compensation paid to its Named Executive Officers in 1997 to be affected by
Section 162(m). However, the Committee may consider alternatives to its existing compensation programs in the future to assure the deductibility of executive compensation.

                                          THE COMPENSATION COMMITTEE

                                          Richard L. Osborne, Chairman
                                          A. Malachi Mixon III
                                          Boake A. Sells

                               PERFORMANCE GRAPH

     The following line graph compares the percentage change in the cumulative total stockholder return on the Company's Class A Stock against the cumulative total return of the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and the Standard & Poor's Health Care Sector Index (the "S&P Health Care Sector Index") for the period which commenced February 14, 1996 (the initial trading date for the Company's Class A Stock) and ended June 30, 1996. The graph assumes an investment of $100 on February 14, 1996 in Class A Stock or on January 31, 1996 for the applicable index, a reinvestment of dividends (no dividends were declared on the Company's Class A Stock during the period) and actual market value increases and decreases of the Company's Class A Stock relative to an initial investment of $100.

     The Company believes the information provided has only limited relevance and is not necessarily indicative of future price performance.

                COMPARISON OF FOUR-MONTH CUMULATIVE TOTAL RETURN
                AMONG NCS HEALTHCARE, INC., THE S & P 500 INDEX
                     AND THE S & P HEALTH CARE SECTOR INDEX

                                                                  S&P HEALTH
      MEASUREMENT PERIOD          NCS HEALTH-     S&P 500         CARE SECTOR
   (FISCAL QUARTER COVERED)       CARE, INC.       INDEX             INDEX
2/14/96                            $ 100           $ 100           $ 100
3/31/96                              148             102              98
6/30/96                              183             106             102

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's Directors and certain of its officers and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "Commission") and The Nasdaq Stock Market. Such persons are further required to furnish the Company with copies of all such forms they file. Based solely on the Company's review of the copies of such forms it has received, the Company believes that all of the Section 16(a) filing requirements were satisfied by the Company's Directors and executive officers for the fiscal year ended June 30, 1996.

                 STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit to the Board of Directors proposals to be considered for submission to the Annual Meeting of Stockholders to be held in 1997. Any such proposal should be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to NCS HealthCare, Inc., 3201 Enterprise Parkway, Cleveland, Ohio 44122 and must be received no later than May 21, 1997. Any such notice shall set forth: (a) the name and address of the stockholder and the text of the proposal to be introduced; and (b) the number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the date of such notice. If the proponent is not a stockholder of record, proof of beneficial ownership also should be submitted. All proposals must be a proper subject for action, and comply with the Proxy Rules of the Commission and such other requirements imposed by the Company as set forth in its By-laws. The Chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

                              INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected the firm of Ernst & Young LLP, independent auditors, to examine and audit the financial statements of the Company and its subsidiaries for the fiscal year ending June 30, 1997. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement should they so desire. The representatives also will be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware of any matter to come before the meeting other than those mentioned in the accompanying Notice. However, if other matters shall properly come before the meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters.

     Upon the receipt of a written request from any stockholder entitled to vote at the Annual Meeting, the Company will mail, at no charge to the stockholder, a copy of the Company's Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Commission pursuant to Rule 13a-1 under the Exchange Act, for the Company's most recent fiscal year. Requests from beneficial owners of the Company's voting securities must set forth a good-faith representation that as of the Annual Meeting Record Date, the person making the request was the beneficial owner of securities entitled to vote at such Annual Meeting. Written requests for the Annual Report on Form 10-K should be directed to: Stockholder Relations Department, NCS HealthCare, Inc., 3201 Enterprise Parkway, Cleveland, Ohio 44122.

     You are urged to sign and return your Proxy promptly in order to make certain your stock will be voted at the Annual Meeting. For your convenience a return envelope is enclosed requiring no additional postage if mailed in the United States.

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         Kevin B. Shaw
                                         President and Chief Executive Officer
October 18, 1996

                              NCS HEALTHCARE, INC.
                         PROXY FOR CLASS A COMMON STOCK
              ANNUAL MEETING OF STOCKHOLDERS -- NOVEMBER 11, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby (i) appoints JON H. OUTCALT, KEVIN B. SHAW and JEFFREY R. STEINHILBER, and each of them, as Proxy holders and attorneys, with full power of substitution, to appear and vote all of the shares of Class A Common Stock of NCS HealthCare, Inc. which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at the Renaissance Cleveland Hotel, 24 Public Square, Cleveland, Ohio, on Monday, November 11, 1996, at 11:00 A.M. local time, and at any adjournments thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said Proxy holders to vote all of the shares of Class A Common Stock of the Company represented by this Proxy as follows, WITH THE UNDERSTANDING THAT IF NO DIRECTIONS ARE GIVEN BELOW, SAID SHARES WILL BE VOTED "FOR" THE ELECTION OF THE THREE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS.

    (1) ELECTION OF DIRECTORS

         / / FOR all nominees listed                                           / / WITHHOLD AUTHORITY
           (except as marked to the contrary below)                              to vote for all nominees listed

          JAMES B. NAYLOR, A. MALACHI MIXON III and PHYLLIS K. WILSON

    (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the following line)

                  --------------------------------------------------------------
                                                    (To be signed on other side)

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

PROXY NO.                                                                 SHARES
                      (Proxy -- continued from other side)

    (2) In their discretion to act on any other matter or matters which may properly come before the meeting.

                                                    Please date, sign and return
                                                    promptly in the accompanying
                                                    envelope.

                                                    Dated:............... , 1996

                                                    ............................

                                                        Your signature to this
                                                    Proxy form should be
                                                    exactly the same as the
                                                    name imprinted hereon.
                                                    Persons signing as
                                                    executors, administrators,
                                                    trustees or in similar
                                                    capacities should so
                                                    indicate. For joint
                                                    accounts, the name of each
                                                    joint owner must be signed.

      THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR ALL OF THE NOMINEES.

                              NCS HEALTHCARE, INC.
                         PROXY FOR CLASS B COMMON STOCK
              ANNUAL MEETING OF STOCKHOLDERS -- NOVEMBER 11, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby (i) appoints JON H. OUTCALT, KEVIN B. SHAW and JEFFREY R. STEINHILBER, and each of them, as Proxy holders and attorneys, with full power of substitution, to appear and vote all of the shares of Class B Common Stock of NCS HealthCare, Inc. which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at the Renaissance Cleveland Hotel, 24 Public Square, Cleveland, Ohio, on Monday, November 11, 1996, at 11:00 A.M. local time, and at any adjournments thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said Proxy holders to vote all of the shares of Class B Common Stock of the Company represented by this Proxy as follows, WITH THE UNDERSTANDING THAT IF NO DIRECTIONS ARE GIVEN BELOW, SAID SHARES WILL BE VOTED "FOR" THE ELECTION OF THE THREE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS.

    (1) ELECTION OF DIRECTORS

         / / FOR all nominees listed                                           / / WITHHOLD AUTHORITY
           (except as marked to the contrary below)                              to vote for all nominees listed

          JAMES B. NAYLOR, A. MALACHI MIXON III and PHYLLIS K. WILSON

    (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the following line)

                  --------------------------------------------------------------
                                                    (To be signed on other side)

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


PROXY NO.                                                                 SHARES
                      (Proxy -- continued from other side)

    (2) In their discretion to act on any other matter or matters which may properly come before the meeting.

                                                    Please date, sign and return
                                                    promptly in the accompanying
                                                    envelope.

                                                    Dated:............... , 1996

                                                    ............................

                                                        Your signature to this
                                                    Proxy form should be
                                                    exactly the same as the
                                                    name imprinted hereon.
                                                    Persons signing as
                                                    executors, administrators,
                                                    trustees or in similar
                                                    capacities should so
                                                    indicate. For joint
                                                    accounts, the name of each
                                                    joint owner must be signed.

      THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR ALL OF THE NOMINEES.